EXHIBIT 99.1
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[FASTCOMM LOGO OMITTED]


                  FASTCOMM ASSETS TRANSFERRED TO SECURED LENDER


Dulles, VA - July 9, 2002--FastComm Communications Corporation announced today that its sole secured lender, a Canadian investment company, has exercised its right to take possession of all of the tangible and intangible assets of the Company. FastComm filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on May 3, 2002.

These assets have been transferred to a newly formed corporation that will operate as a private, wholly owned subsidiary of the investment company. The Company has been advised that this new entity will continue to deliver and support FastComm products, resale partners and customers.


Forward-looking statements are made in this release pursuant to the safe harbor provisions of the Private Securities Litigation reform Act of 1995. Investors are cautioned that all forward looking statements are subject to risk factors and uncertainties as detailed from time to time in the Company's periodic reports and registration statements filed with the United States Securities and Exchange Commission.
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FastComm Contact:
Mark Rafferty
Chief Financial Officer
703-318-4303
mrafferty@fastcomm.com